77Q1(e): Copies of any new or amended Registrant investment advisory contracts Amended Annex A dated June 14, 2007 to the Management Agreement with respect to Goldman Sachs Trust is incorporated herein by reference to Exhibit (d)(28) to Post Effective Amendment No. 165 to registrant's registration statement on Form N-1A filed with the Securities and Exchange Commission on September 12, 2007 (Accession No. 0000950123-07-012544).